Exhibit 99.1

For Immediate Release

Macerich Announces Plan to Add Two New Independent Directors and Implement Corporate Governance Changes

Stockholder Group Agrees to Withdraw Director Nominations for 2015 Annual Meeting

SANTA MONICA, Calif., MAY 04, 2015 — The Macerich Company (NYSE: MAC) today announced the addition of two new independent directors and a plan to terminate its stockholder rights plan and declassify its Board of Directors.

Arthur Coppola, chairman and chief executive officer of Macerich, stated, “Macerich has a unique and irreplaceable portfolio of high quality properties and we are reaping the significant benefits of our portfolio transformation strategy.  Over the past two months, we have engaged in significant stockholder outreach to solicit input on corporate governance issues as well as the decisions that our Board made in connection with the unsolicited takeover offer.  We sought guidance on changes that might be made to our corporate governance as well as to the composition of our Board of Directors.  After listening to all the input from our stockholders, we decided to make these changes, which we are confident will be in the best interests of all Macerich stockholders.”

New Independent Directors

Under the plan announced today, the Board has added two new independent director nominees to stand for election at the 2015 Annual Meeting of Stockholders.

John Alschuler, Chairman of HR&A Advisors, Inc., an economic development, real-estate and public policy consulting organization, and Steven R. Hash, former Head of Global Equity Research and of Real Estate Investment Banking at Lehman Brothers and current President and Chief Operating Officer of Renaissance Macro Research, will be added to the Company’s slate and eligible to join the Board following the 2015 Annual Meeting.  Messrs. Alschuler and Hash are distinguished and highly respected executives with deep real estate and finance experience, and have a track record of delivering value to stockholders as directors of publicly traded companies.

In connection with the addition of the new nominees, Dana Anderson and Dr. William P. Sexton have agreed to step down from the Board following the Annual Meeting.

Mr. Coppola continued, “On behalf of the entire Board of Directors, I want to express our sincere thanks to Dana and Bill for their years of service, dedication and contribution to Macerich, including Dana’s founding of the Company with Mace Siegel more than 50 years ago.  They have contributed immeasurably to the growth and success of this business, and we wish them both the very best.”

Plan to Declassify Board and Terminate Stockholder Rights Plan

Macerich has committed to declassify its Board of Directors no later than immediately after the 2016 Annual Meeting.  The Board of Directors also intends to promptly terminate its limited duration stockholder rights plan.  Macerich stockholders do not have to take any action with respect to these changes.

Agreement with Stockholder Group

In connection with today’s announcement, the Company also announced an agreement with the stockholder group under which it will withdraw its notice of nomination for the 2015 Annual Meeting and associated litigation in the Circuit Court for Baltimore City, Maryland against the Company.  The agreement between Macerich and the stockholder group will be filed in a Form 8-K with the Securities and Exchange Commission.

Daniel Lewis, Managing Partner of Orange Capital, said, “We are pleased that the Macerich Board has made several important changes.  We support the redemption of the stockholder rights plan, the plan to declassify the Board and the addition of new independent directors.  We believe all stockholders will benefit from these enhancements.”

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John H. Alschuler

Since 2008, John H. Alschuler has served as Chairman of HR&A Advisors Inc., an economic development, real-estate and public policy consulting organization.  Mr. Alschuler also is an Adjunct Associate Professor at Columbia University, where he teaches real estate development at the Graduate School of Architecture, Planning & Preservation.   Mr. Alschuler serves as Lead Independent Director and Chair of the Compensation Committee of SL Green Realty Corporation, an office property REIT focused on Manhattan real estate, where he has served as a Director since 1997, and as a director of Xenia Hotels and Resorts.  Mr. Alschuler served as Board Chair and is currently Emeritus Chair of Friends of the High Line Inc. and is a Board Member of Center for an Urban Future.  Mr. Alschuler received a Bachelor’s degree from Wesleyan University and an Ed.D. degree from the University of Massachusetts at Amherst.

Steven R. Hash

Steven R. Hash is currently the President and Chief Operating Officer of Renaissance Macro Research, LLC, an equity research and trading firm focused on macro research in the investment strategy, economics and Washington policy sectors, which he co-founded in 2012.  Between 1993 and 2012, Mr. Hash held various leadership positions with Lehman Brothers (and its successor, Barclays Capital), including Global Head of Real Estate Investment Banking (2006 to 2012), Chief Operating Officer of Global Investment Banking (2008 to 2011), Director of Global Equity Research (2003 to 2006), Director of U.S. Equity Research (1999 to 2003), and Senior Equity Research Analyst (1993 to 1999). From 1990 to 1993, Mr. Hash held various positions with Oppenheimer & Company’s Equity Research Department, including senior research analyst.  He began his career in 1988 as an auditor for the accounting and consulting firm of Arthur Andersen & Co.  Mr. Hash also serves on the Board of Alexandria Real Estate Equities, Inc.  Mr. Hash received a Bachelor of Arts degree in Business Administration from Loyola University, and a Master of Business Administration degree from the Stern School of Business at New York University.

About Macerich

Macerich, an S&P 500 company, is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.

Macerich currently owns 55 million square feet of real estate consisting primarily of interests in 51 regional shopping centers. Macerich specializes in successful retail properties in many of the country’s most attractive, densely populated markets with significant presence in the Pacific Rim, Arizona, Chicago and the Metro New York to Washington, DC corridor. Additional information about Macerich can be obtained from the Company’s website at www.macerich.com.

Forward Looking Statements

Note:  This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as  “expects,” “anticipates,” “assumes,” “projects,” “estimated” and “scheduled” and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected.  Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2014, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

Contacts

John Perry

Tom O’Hern

310-394-6000

Joele Frank / Andrew Siegel / Scott Bisang

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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